EXHIBIT 10.8

SEARCHCORE, INC.
FIRST AMENDMENT TO
NON-RECOURSE SECURED PROMISSORY NOTE

This First Amendment to Non-Recourse Secured Promissory Note (this “Amendment”) is entered into this 25th day of October, 2012, by and between SearchCore, Inc., a Nevada corporation (the “Company”) and Domain Holdings, Inc., an Alberta corporation (the “Holder”).  Each of the Company and the Holder may be referred to as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Parties executed that certain Non-Recourse Secured Promissory Note dated August 7, 2012 in the original principal sum of Five Hundred Thousand Dollars ($500,000.00) (the “Note”);

WHEREAS, the Parties desire to amend the Note as set forth herein to amend the date on which payments are due and the amount of such payments.

NOW, THEFORE, for good and adequate consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

AGREEMENT

1.	Section 2 of the Note shall be amended and restated as follows:

“a.	Payment Schedule. The Principal Amount of this Note shall be repaid by Payor as follows:

i.	Fifty Thousand Dollars ($50,000) shall be paid to Holder on August 15, 2012;

ii.	Fifty Thousand Dollars ($50,000) shall be paid to Holder on November 1, 2012;

iii.
The remaining balance of Four Hundred Thousand Dollars ($400,000) shall be paid in eighteen (18) equal monthly installments of Twenty Two Thousand Two Hundred and Twenty Two Dollars ($22,222) beginning June 1, 2013.”

2.	Other than as set forth herein, the term and conditions of the Note shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties have entered into this Amendment as of the date first set forth above.

“Company”	“Holder”

SearchCore, Inc.,	Domain Holdings, Inc.
a Nevada corporation

/s/ James Pakulis	/s/ David Jeffs
By: James Pakulis	By: David Jeffs
Its: Chief Executive Officer	Its: Chief Executive Officer